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                                                                   EXHIBIT 11.1


                               VIEW TECH, INC.
               SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                 Year Ended December 31,
                                        ----------------------------------------
                                            1997         1998          1999
                                        ----------   ------------  -------------
      PRIMARY
Net income (loss) for primary
income per common share                 $  138,627   $(2,814,397)  $(11,990,303)
                                        ----------   -----------   -------------
Weighted average number of shares
used in calculation of primary
income per share                         6,371,651     6,888,104      7,842,518
                                        ----------   -----------   -------------
Primary income per common share         $      .02   $      (.41)  $      (1.53)
                                        ----------   -----------   -------------
    FULLY DILUTED
Net income for fully diluted net
income per share                        $  138,627   $(2,814,397)  $(11,990,303)
                                        ----------   -----------   -------------
Weighted average number of shares
used in calculating primary income
per common share                         6,371,651     6,888,104      7,842,518

Add (deduct) incremental shares
representing:

Shares issuable upon exercise of
stock options based on year-end
market price                                     -             -              -
                                        ----------   -----------   -------------
Weighted average number of shares
used in calculation of fully
diluted income per share                 6,371,651     6,888,104      7,842,518
                                        ----------   -----------   -------------
Fully diluted income per common
share                                   $      .02   $      (.41)  $      (1.53)
                                        ----------   -----------   -------------